UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2010

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01   Changes in Registrant's Certifying Accountant

            On March 2, 2010, Johnson Outdoors Inc. (the “Company”) dismissed Ernst & Young LLP as its independent registered public accounting firm and appointed McGladrey & Pullen LLP as its new independent registered public accounting firm, subject to final completion of McGladrey & Pullen LLP’s client acceptance procedures.  The decision to dismiss Ernst & Young LLP and to retain McGladrey & Pullen LLP was approved by the Company's Audit Committee on March 2, 2010.

Ernst & Young LLP's reports on the Company's consolidated financial statements for each of the fiscal years ended October 2, 2009 and October 3, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through March 2, 2010, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

The Company has provided Ernst & Young LLP with a copy of the foregoing disclosures and has requested that Ernst & Young LLP review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K.  A copy of Ernst & Young LLP's letter to the Securities and Exchange Commission is attached to this report as Exhibit 16.1.

During the fiscal years ended October 2, 2009 and October 3, 2008, and the subsequent interim period through March 2, 2010, the Company did not consult with McGladrey & Pullen LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointmentof Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of shareholders of the Company held on March 2, 2010 (the "Annual Meeting"), the Company's shareholders approved proposals to adopt the Johnson Outdoors Inc. 2010 Long-Term Stock Incentive Plan (the "Incentive Plan") and the Johnson Outdoors Inc. 2009 Employees' Stock Purchase Plan (the "Purchase Plan").  Copies of the Incentive Plan and the Purchase Plan are attached hereto as exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Summary descriptions of the terms of the Incentive Plan and the Purchase Plan are set forth in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 20, 2010.  The sections of the definitive proxy statement entitled "Approval of the Adoption of our 2010 Long-Term Stock Incentive Plan" and "Approval of the Adoption of our 2009 Employee Stock Purchase Plan" are incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting, the shareholders voted to elect the following individuals as directors for terms that expire at the next annual meeting:

	Votes Cast	Votes	Total
	For	Withheld	Votes Cast
Class A Directors:
Terry E. London	7,197,751	247,003	7,444,754
John M. Fahey, Jr.	7,384,275	60,479	7,444,754
Class B Directors:
Helen P. Johnson-Leipold	1,206,334	-	1,206,334
Thomas F. Pyle, Jr.	1,206,334	-	1,206,334
W. Lee McCollum	1,206,334	-	1,206,334
Edward F. Lang	1,206,334	-	1,206,334

At the Annual Meeting, the shareholders voted on two management proposals as set forth below:

	Votes Cast	Votes Cast	Abstentions	Total
	For (1)	Against (1)	And Broker Non-votes (1)	Votes Cast
Proposal to adopt and approve the Incentive Plan	16,981,967	2,524,047	2,080	19,508,094
Proposal to adopt and approve the Purchase Plan	18,511,178	994,864	2,052	19,508,094

(1) Votes cast for or against and abstentions with respect to the two management proposals reflect that holders of Class B shares are entitled to 10 votes per share for matters other than the election of directors.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

  (d)   Exhibits

  The following exhibits are filed herewith:

Exhibit 16.1 –  Letter of Ernst & Young LLP dated March 8, 2010 concerning change in the registrant's certifying accountant

Exhibit 99.1 –  Johnson Outdoors Inc. 2010 Long-Term Stock Incentive Plan.

Exhibit 99.2 –  Johnson Outdoors Inc. 2009 Employees' Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date:  March 8, 2010
By /s/ David W. Johnson
           David W. Johnson, Vice President and
            Chief Financial Officer